UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2026

TANGER INC.

TANGER PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

North Carolina	001-11986	56-1815473
(Tanger Inc.)	(Tanger Inc.)	(Tanger Inc.)

North Carolina	333-03526-01	56-1822494
(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408

(Address of principal executive offices)

(336) 292-3010

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The discussion below in Item 8.01 with respect to the Sales Agreement (as defined below) is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The discussion below in Item 8.01 with respect to the termination of the 2025 Sales Agreement (as defined below) is incorporated herein by reference.

Item 8.01. Other Events.

On February 26, 2026, Tanger Inc. (the “Company”) and Tanger Properties Limited Partnership (the “Operating Partnership”) filed an automatic shelf registration statement on Form S-3 (File No. 333-293804) (the “Universal Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which became effective automatically upon filing. In connection with the filing of the Universal Registration Statement, on February 26, 2026, the Company also filed a new prospectus supplement with the SEC on February 26, 2026 (the “ATM Prospectus Supplement”), to the base prospectus, dated February 26, 2026, contained in the Universal Registration Statement, which relates to the Company’s ATM Program (as defined below). Substantially concurrent with the Company’s and the Operating Partnership’s entry into the Sales Agreement (as defined below), the Company terminated its existing ATM Equity OfferingSM Sales Agreement, dated as of February 24, 2025, among the Company, the Operating Partnership and the agents party thereto (the “2025 Sales Agreement”), in accordance with the terms of the 2025 Sales Agreement. As of February 26, 2026, the Company had not issued any shares under the 2025 Sales Agreement.

On February 26, 2026, the Company and the Operating Partnership entered into an ATM Equity OfferingSM Sales Agreement (the “2026 Sales Agreement”) with each of BofA Securities, Inc., Wells Fargo Securities, LLC, BTIG, LLC, Mizuho Securities USA LLC, Nomura Securities International, Inc. (acting through BTIG, LLC, as agent), Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc., Bank of America, N.A., Wells Fargo Bank, National Association, Mizuho Markets Americas LLC, Nomura Global Financial Products, Inc., The Bank of Nova Scotia, The Toronto-Dominion Bank, and Truist Bank (or certain of their respective affiliates) in their capacity as Sales Agents, as Forward Sellers and/or as Forward Purchasers, in each case as described below, relating to (i) the issuance and sale by the Company to or through the Sales Agents, from time to time, of Common Shares (the “Issuance Shares”), and (ii) the sale by the Forward Sellers, as agents on behalf of the Forward Purchasers, of Common Shares (the “Forward Shares” and, together with the Issuance Shares, the “Securities”), with the Securities to be sold under the 2026 Sales Agreement not to exceed an aggregate gross sales price of $400 million (the “ATM Program”). We refer to these entities, when acting in their capacity as sales agents for the Company, individually as a “Sales Agent” and collectively as the “Sales Agents,” when acting in their capacity as counterparties to forward sale agreements, individually as a “Forward Purchaser” and collectively as the “Forward Purchasers,” and when acting in their capacity as agents for the Forward Purchasers, individually as a “Forward Seller” and collectively as the “Forward Sellers.” The purpose of the entry into the 2026 Sales Agreement and the termination of the 2025 Sales Agreement was to reference the Universal Registration Statement in the 2026 Sales Agreement and to add an additional Sales Agent, Forward Purchaser and Forward Seller not party to the 2025 Sales Agreement.

The Company may sell the Securities in amounts and at times to be determined by the Company from time to time but has no obligation to sell any of the Securities, and may at any time suspend solicitation and offers under the 2026 Sales Agreement. Actual sales, if any, will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Shares, capital needs and determinations by the Company of the appropriate sources of its funding.

Any Securities sold pursuant to the ATM Program will be issued pursuant to the ATM Prospectus Supplement and the accompanying base prospectus, dated February 26, 2026, forming part of the Universal Shelf Registration Statement.

The sales, if any, of the Issuance Shares will be made through the Sales Agents acting as sales agent for the Company or directly to the Sales Agents acting as principals. The sales, if any, of the Forward Shares will be made through the Forward Sellers, acting as agents for the applicable Forward Purchasers. Sales of the Securities, if any, made pursuant to the 2026 Sales Agreement may be sold in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks.

The 2026 Sales Agreement provides that each Sales Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price of any of the Issuance Shares sold through it as Sales Agent. Under the terms of the 2026 Sales Agreement, the Company may also sell Issuance Shares to one or more Sales Agents, as principal, at a price agreed upon at the time of sale. If the Company sells Issuance Shares to any Sales Agent(s) as principal, it will enter into a separate terms agreement with the Sales Agent(s), setting forth the terms of such transaction.

Pursuant to the 2026 Sales Agreement, the Company may enter into one or more forward sale agreements with one or more of the Forward Purchasers. In connection with each such forward sale agreement, the relevant Forward Purchaser will, at the Company’s request, use commercially reasonable efforts to borrow from third parties and, through the relevant Forward Seller, sell a number of Forward Shares equal to the number of Common Shares underlying such forward sale agreement. The 2026 Sales Agreement also provides that a Forward Seller will be entitled to commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of all borrowed Common Shares sold by the applicable Forward Seller, which commissions will be in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser.

Although the Company expects to physically settle any forward sale agreement into which it enters (by the delivery of Common Shares) and receive proceeds from the sale of those Common Shares upon one or more forward settlement dates no later than the date that is two years from entry into the applicable forward sale agreement, the Company may elect to cash settle or net share settle all or a portion of its obligations under any forward sale agreement. If the Company elects to cash settle any forward sale agreement, it may not receive any proceeds, and may owe cash to the relevant Forward Purchaser in certain circumstances. If the Company elects to net share settle any forward sale agreement, it will not receive any proceeds, and it may owe Common Shares to the relevant Forward Purchaser in certain circumstances. Any forward sale agreement is subject to early termination or settlement under certain circumstances.

The Company intends to use the net proceeds from any sales of Securities for general corporate purposes, which may include, but are not limited to, the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership’s portfolio, investments in joint ventures, the repayment of certain secured or unsecured indebtedness outstanding at such time (including amounts outstanding from time to time under the Company’s and the Operating Partnership’s, as applicable, lines of credit, senior notes, term loans or future indebtedness) and to provide for working capital.

Some or all of the Sale Agents, the Forward Sellers, the Forward Purchasers and/or their respective affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, financial advisory and/or other commercial dealings in the ordinary course of business with the Company and/or the Company’s subsidiaries, for which they have received and/or in the future may receive fees and commissions for these transactions or services.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the 2026 Sales Agreement and also agreed to indemnify the Sales Agents, the Forward Sellers and the Forward Purchasers against certain liabilities, including liabilities under the Securities Act. The foregoing description of the 2026 Sales Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the form of 2026 Sales Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the forward sale agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the form of registered forward confirmation, which is filed as Annex 2 to Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Troutman Pepper Locke LLP relating to the legality of the issuance and sale of the Securities and a copy of the opinion of Troutman Pepper Locke LLP relating to certain tax matters are attached to this Current Report on Form 8-K as Exhibit 5.1 and Exhibit 8.1, respectively.

On February 26, 2026, the Company also filed a prospectus supplement with the SEC to the base prospectus, dated February 26, 2026, forming part of the Universal Shelf Registration Statement, relating to the resale by certain selling stockholders of up to 7,370,275 common shares, par value $0.01, of the Company (the “Exchangeable Note Shares”) issuable upon exercise of the exchange option pursuant to the Operating Partnership’s 2.375% Exchangeable Senior Notes due 2031. The legality opinion with respect to the Exchangeable Notes Shares is filed as Exhibit 5.2 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Report:

Exhibit Number	Description

1.1*	ATM Equity Offering Sales AgreementSM dated February 26, 2026

5.1*	Opinion of Troutman Pepper Locke LLP relating to the legality of the issuance and sale of the Securities under the 2026 Sales Agreement

5.2*	Opinion of Troutman Pepper Locke LLP relating to the legality of the Exchangeable Notes Shares

8.1*	Opinion of Troutman Pepper Locke LLP

23.1*	Consent of Troutman Pepper Locke LLP (included in Exhibits 5.1, 5.2 and 8.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2026

TANGER INC.

By:	/s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)

TANGER PROPERTIES LIMITED PARTNERSHIP

By:	TANGER INC., its sole general partner

By:	/s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)